July 27, 2006 - 1:26 PM EDT

iCarbon Corporation Announces the Acquisition of Classifier Milling Systems Corp.

iCarbon Canada Ltd., a wholly owned foreign subsidiary of iCarbon Corporation (OTCBB:ICRB) ("iCC") announced today that it completed the acquisition of Classifier Milling Systems Corp. ("CMS"), a Canadian private company in the business of designing, engineering and manufacturing milling equipment for use in separation, reduction, classifying and routing raw materials.

In connection with the acquisition iCC appointed Todd Vanderhart to the position of President and Chief Operating Officer and appointed James E. Olive and David Laudeman, executive officers of iCC, executive officers of CMS. The acquisition terms included a cash payment of US $1 million dollars, issue of $3 million principal amount of Promissory Notes and provisions to pay $1 million of the Promissory Note by issuance of common equity shares of iCarbon Corporation.

Mr. Vanderhart stated, "the acquisition interlocks important technologies that apply to a broad range of materials. The addition of CMS can be expected to increase efficiencies and product margins in iCC's basic materials mining and processing businesses."

CMS previously collaborated with iCC's wholly owned subsidiary, Graphite Technology Group, Inc., to design, engineer and build proprietary micronization processes for graphite powders. Mr. Vanderhart also stated, "At CMS we saw the potential of engineered solutions used in graphite carrying over to production processes for other raw and semi-finished materials. The business combination is almost certain to broaden the core product range of the combined companies."

Mr. Olive, CEO of iCC stated, "The acquisition of CMS leverages our core technological strengths to commercialize a range of materials solutions for conventional and developing applications. We see the acquisition as a fundamental enhancement to our entire business infrastructure."

About iCarbon Corporation

iCarbon Corporation, a Nevada corporation with administrative offices located in Pennsylvania, is engaged in the business of mining, manufacturing and selling natural and synthetic graphite and carbon based materials and bulk industrial minerals and materials for use in numerous industries and applications. The company has manufacturing/processing facilities located in New York and two locations in Pennsylvania and presently building facilities in China. iCarbon Corporation is the owner/developer of graphite mines in Canada, Madagascar and China. The company is an ISO certified manufacturer: ISO 9001: 2000.

About Classifier Milling Systems Corp.

CMS engineers and manufactures conventional and custom milling process systems (Hammer Mills, Air Classifier Mills, Cyclones and Cyclone Classifiers, Dust Collectors, Chill Roll Assemblies, Extruders, Paddle/Ribbon Mixers). CMS milling systems are used for production of powdered graphite and a range of industrial minerals as well as plastics, rubber, paints, petrochemicals, cement, food stocks, pharmaceutical, cosmetic, and refractory materials. CMS manufactures systems ranging from 1HP to 400HP for small, medium and large systems users that process up to 15,000 tons per annum rated capacity from a single system.

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of such forward-looking statements. The words "estimate," "project," "expects," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial position to differ materially from those included within the forward-looking statements. These factors include the current dependence on foreign suppliers for raw materials, greater resources of competitors, fluctuating prices for graphite and carbon materials, our title to mines being challenged, industry regulation as well as other factors. Readers should reference the Company's Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligations to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof, other than as required by law.

iCarbon Canada Ltd.

Cathy Olive, 800-672-7979

investor.relations@i-carboncorp.com

Source: Business Wire (July 27, 2006 - 1:26 PM EDT)

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